                         SATCON TECHNOLOGY CORPORATION
           FORM 10-Q; FISCAL YEAR 1998; QUARTER ENDED JUNE 30, 1998
      STATEMENT REGARDING COMPUTATION OF EARNINGS PER SHARE - Exhibit 11


                                                                       Three months ended                   Nine months ended
                                                                            June 30,                             June 30,
                                                                  --------------------------------------------------------------
                                                                      1998            1997             1998             1997
                                                                  ------------    ------------     ------------    -------------
Net income/(loss)............................................       $   60,894      $ (338,396)      $ (509,363)     $(1,298,498)
                                                                  ============    ============     ============    =============
BASIC:
Common shares outstanding,  beginning of period..............        9,018,549       7,488,075        8,769,146        7,359,074
Weighted average common shares issued during the period......                -         753,347          170,416          342,753
                                                                  ------------    ------------     ------------    -------------
Weighted average common shares outstanding, end of period....        9,018,549       8,241,422        8,939,562        7,701,827
                                                                  ============    ============     ============    =============
Net income/(loss) per weighted average share, basic..........       $     0.01        ($  0.04)        ($  0.06)        ($  0.17)
                                                                  ============    ============     ============    =============
DILUTED:
Common shares outstanding,  beginning of period..............        9,018,549       7,488,075        8,769,146        7,359,074
Weighted average common shares issued during the period......                -         753,347          170,416          342,753
Weighted average common stock equivalents (a)................          486,829               -                -                -
Weighted average treasury stock repurchased..................         (365,335)              -                -                -
                                                                  ------------    ------------     ------------    -------------
Weighted average common shares outstanding, net of treasury
 stock, end of  period.......................................        9,140,043       8,241,422        8,939,562        7,701,827
                                                                  ============    ============     ============    =============
Net income/(loss) per weighted average share, diluted........       $     0.01        ($  0.04)        ($  0.06)        ($  0.17)
                                                                  ============    ============     ============    =============
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 (a)  not included if antidilutive